BILL Reports Second Quarter Fiscal Year 2025 Financial Results
•Q2 Core Revenue Increased 16% Year-Over-Year
•Q2 Total Revenue Increased 14% Year-Over-Year
SAN JOSE, Calif.--(BUSINESS WIRE) – February 6, 2025 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the second fiscal quarter ended December 31, 2024.

“We delivered strong financial results and innovated at a rapid pace as we executed on our vision to be the de facto intelligent financial operations platform for SMBs,” said René Lacerte, BILL CEO and Founder. “We are leveraging our leadership position to empower small and mid-sized businesses and the partners that we serve, and we are extending our lead by expanding the depth and breadth of our platform and diverse distribution ecosystem. Today, more than 480,000 businesses rely on BILL to manage their day-to-day financial workflow. We are moving fast to address a vast market opportunity to transform the financial operations for millions of SMBs.”

“In Q2, we delivered strong financial results, expanded our non-GAAP operating margin, and continued our track record of execution across the company,” said John Rettig, BILL President and CFO. “We are executing on our strategic priorities and are confident that our strong business model will allow us to drive years of durable growth, an attractive long-term profitability profile, and sustained value generation for shareholders.”

Financial Highlights for the Second Quarter of Fiscal 2025:
•Total revenue was $362.6 million, an increase of 14% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $319.6 million, an increase of 16% year-over-year. Subscription fees were $67.7 million, up 7% year-over-year. Transaction fees were $251.9 million, up 19% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $42.9 million.
•Gross profit was $295.9 million, representing an 81.6% gross margin, compared to $260.1 million, or an 81.7% gross margin, in the second quarter of fiscal 2024. Non-GAAP gross profit was $308.9 million, representing an 85.2% non-GAAP gross margin, compared to $273.7 million, or an 85.9% non-GAAP gross margin, in the second quarter of fiscal 2024.
•Operating loss was $21.7 million, compared to an operating loss of $67.7 million in the second quarter of fiscal 2024. Non-GAAP operating income was $62.8 million, compared to $44.3 million in the second quarter of fiscal 2024, an increase of 41.8% year-over-year.
•Net income was $33.5 million, or $0.33 and $(0.06) per share, basic and diluted, respectively, compared to net loss of $40.4 million, or $(0.38) per basic and diluted share, in the second quarter of fiscal 2024. Non-GAAP net income was $62.9 million, or $0.56 per diluted share, compared to non-GAAP net income of $60.0 million, or $0.51 per diluted share, in the second quarter of fiscal 2024.
Business Highlights and Recent Developments:
•Served 481,300 businesses using our solutions as of the end of the second quarter.1
•Processed $84 billion in total payment volume in the second quarter, an increase of 13% year-over-year.
•Processed 30 million transactions during the second quarter, an increase of 17% year-over-year.
•Completed an offering of $1.4 billion of 0% convertible senior notes due 2030, including full exercise of initial purchasers’ $150 million option to purchase additional notes.
•Repurchased approximately $134 million aggregate principal amount of our outstanding 0% Convertible Senior Notes due 2025 and approximately $451 million aggregate principal amount of our outstanding 0% Convertible Senior Notes due 2027.
•Repurchased approximately 2.3 million shares of BILL common stock in the second quarter for a total cost of approximately $200 million.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

•Added seasoned executives, Keri Gohman and Dan Wernikoff, to our board of directors.
Financial Outlook
We are providing the following guidance for the fiscal third quarter ending March 31, 2025 and the full fiscal year ending June 30, 2025.

	Q3 FY25 Guidance	FY25 Guidance
Total revenue (millions)	$352.5 - $357.5	$1,454.0 - $1,469.0
Year-over-year total revenue growth	9% - 11%	13% - 14%
Core revenue (millions)	$317.5 - $322.5	$1,297.0 - $1,312.0
Year-over-year core revenue growth	13% - 15%	16% - 17%
Non-GAAP operating income (millions)	$38.0 - $43.0	$207.5 - $222.5
Non-GAAP net income (millions)	$42.0 - $46.0	$216.0 - $228.0
Non-GAAP net income per diluted share	$0.35 - $0.38	$1.87 - $1.97
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income takes into account the use of corporate cash for investment and other strategic capital allocation, including but not limited to the share repurchase program announced in August 2024. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal second quarter 2025 results and our outlook for the fiscal third quarter ending March 31, 2025 and fiscal year ending June 30, 2025. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share for the fiscal third quarter ending March 31, 2025 and full fiscal year ending June 30, 2025, our planned investments in fiscal year 2025, our revenue growth profitability profile, activity under our previously-announced share repurchase program, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, tariffs and other trade barriers, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, our relationships with accounting firms and financial institutions, the global impacts of ongoing geopolitical conflicts, and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2024	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,566,271	$985,941
Short-term investments	644,672	601,535
Accounts receivable, net	28,911	28,049
Acquired card receivables, net	581,661	697,216
Prepaid expenses and other current assets	251,877	297,169
Funds held for customers	3,766,541	3,704,907
Total current assets	6,839,933	6,314,817
Non-current assets:
Operating lease right-of-use assets, net	60,144	59,414
Property and equipment, net	94,467	88,034
Intangible assets, net	253,134	281,471
Goodwill	2,396,509	2,396,509
Other assets	30,019	38,568
Total assets	$9,674,206	$9,178,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,723	$7,447
Accrued compensation and benefits	29,249	34,158
Deferred revenue	21,775	17,006
Other accruals and current liabilities	265,548	299,506
Convertible senior notes, net	33,373	—
Customer fund deposits	3,766,541	3,704,907
Total current liabilities	4,122,209	4,063,024
Non-current liabilities:
Deferred revenue	202	4,167
Operating lease liabilities	63,400	62,847
Borrowings from credit facilities, net	180,007	180,009
Convertible senior notes, net	1,498,490	733,991
Other long-term liabilities	504	574
Total liabilities	5,864,812	5,044,612
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,267,182	5,233,037
Accumulated other comprehensive loss	(239)	(1,890)
Accumulated deficit	(1,457,551)	(1,096,948)
Total stockholders' equity	3,809,394	4,134,201
Total liabilities and stockholders' equity	$9,674,206	$9,178,813

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenue
Subscription and transaction fees (1)	$319,616	$274,992	$634,559	$540,134
Interest on funds held for customers	42,938	43,503	86,445	83,346
Total revenue	362,554	318,495	721,004	623,480
Cost of revenue
Service costs (1)	56,298	47,239	109,900	92,143
Depreciation and amortization (2)	10,310	11,138	21,403	22,260
Total cost of revenue	66,608	58,377	131,303	114,403
Gross profit	295,946	260,118	589,701	509,077
Operating expenses
Research and development (1)	84,784	86,489	163,469	175,552
Sales and marketing (1)	132,534	118,305	258,856	236,704
General and administrative (1)(3)	71,122	70,053	137,893	143,304
Provision for expected credit losses (3)	21,358	15,530	42,019	27,605
Depreciation and amortization (2)	7,858	12,324	16,871	25,141
Restructuring	—	25,091	—	25,091
Total operating expenses	317,656	327,792	619,108	633,397
Operating loss	(21,710)	(67,674)	(29,407)	(124,320)
Other income, net	55,303	28,919	73,181	58,227
Income (loss) before provision for income taxes	33,593	(38,755)	43,774	(66,093)
Provision for income taxes	45	1,666	1,314	2,189
Net income (loss)	$33,548	$(40,421)	$42,460	$(68,282)

Net income (loss) per share attributable to common stockholders:
Basic	$0.33	$(0.38)	$0.41	$(0.64)
Diluted	$(0.06)	$(0.38)	$0.02	$(0.64)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	103,102	105,914	104,394	106,350
Diluted	104,480	105,914	107,718	106,350

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenue - subscription and transaction fees	$608	$486	$1,135	$856
Cost of revenue - service costs	2,579	2,388	4,732	4,934
Research and development	29,270	26,160	52,903	53,526
Sales and marketing	10,480	12,789	21,274	26,674
General and administrative	22,943	20,322	40,497	41,302
Restructuring	—	3,355	—	3,355
Total stock-based compensation	$65,880	$65,500	$120,541	$130,647

(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
(3) Provision for expected credit losses was included in general and administrative expenses during the three and six months ended December 31, 2023.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$33,548	$(40,421)	$42,460	$(68,282)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	65,884	65,500	120,541	130,647
Amortization of intangible assets	14,657	20,222	31,595	40,443
Depreciation of property and equipment	3,510	3,240	6,679	6,958
Amortization of capitalized internal-use software costs paid in cash	3,889	2,387	7,833	3,739
Amortization of debt issuance costs	1,001	1,762	1,896	3,523
Accretion of discount on investments in marketable debt securities	(9,431)	(11,078)	(21,672)	(24,171)
Accretion of discount on loans held for investment	(5,329)	(1,926)	(9,960)	(2,631)
Gain on debt extinguishment	(40,472)	—	(40,550)	—
Provision for expected credit losses on acquired card receivables and other financial assets	21,358	16,288	42,019	28,689
Non-cash operating lease expense	2,062	2,164	4,107	4,552
Other	340	(200)	590	(100)
Changes in assets and liabilities:
Accounts receivable	2,868	(3,317)	(1,160)	390
Prepaid expenses and other current assets	(26,164)	4,553	(27,307)	(151)
Other assets	2,004	(166)	8,914	(1,240)
Accounts payable	(5,878)	2,741	(2,074)	233
Other accruals and current liabilities	16,926	23,230	7,135	20,944
Operating lease liabilities	(2,080)	(2,494)	(4,428)	(4,917)
Other long-term liabilities	(124)	(15)	(124)	(47)
Deferred revenue	147	(2,788)	804	(5,237)
Net cash provided by operating activities	78,716	79,682	167,298	133,342
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(572,575)	(590,652)	(1,210,567)	(990,240)
Proceeds from maturities and sales of corporate and customer fund short-term investments	539,073	524,336	1,102,750	1,281,505
Purchase of intangible assets	(2,868)	—	(2,868)	—
Purchases of loans held for investment	(198,987)	(77,357)	(380,673)	(110,113)
Principal repayments of loans held for investment	197,462	68,970	369,449	94,300
Acquired card receivables, net	54,918	29,991	6,950	(12,342)
Capitalization of internal-use software costs	(6,720)	(5,117)	(13,759)	(10,762)
Other	(461)	(352)	(978)	(755)
Net cash provided by (used in) investing activities	9,842	(50,181)	(129,696)	251,593

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	1,400,000	—	1,400,000	—
Cash paid for convertible senior notes issuance costs	(23,100)	—	(23,100)	—
Payments for repurchase of convertible senior notes	(539,403)	—	(539,403)	—
Purchase of capped calls	(92,960)	—	(92,960)	—
Customer fund deposits liability and other	(25,781)	390,960	52,731	299,770
Prepaid card deposits	21,049	(2,505)	32,371	(16,484)
Repurchase of common stock	(199,999)	(199,841)	(400,001)	(211,902)
Proceeds from exercise of stock options	1,235	2,106	2,252	5,052
Tax withholdings related to net share settlements of equity awards	(3,410)	—	(4,714)	—
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	5,302	7,846
Contingent consideration payout	—	—	—	(5,471)
Net cash provided by financing activities	537,631	190,720	432,478	78,811
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(645)	173	(772)	(7)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	625,544	220,394	469,308	463,739
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,195,163	4,468,186	3,351,399	4,224,841
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,820,707	$4,688,580	$3,820,707	$4,688,580
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,566,271	$1,579,633	$1,566,271	$1,579,633
Restricted cash included in other current assets	92,613	103,462	92,613	103,462
Restricted cash included in other assets	5,297	7,116	5,297	7,116
Restricted cash and restricted cash equivalents included in funds held for customers	2,156,526	2,998,369	2,156,526	2,998,369
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,820,707	$4,688,580	$3,820,707	$4,688,580

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$295,946	$260,118	$589,701	$509,077
Add:
Depreciation and amortization (1)	10,310	11,138	21,403	22,260
Stock-based compensation and related payroll taxes charged to cost of revenue	2,654	2,446	4,837	5,074
Non-GAAP gross profit	$308,910	$273,702	$615,941	$536,411
GAAP gross margin	81.6%	81.7%	81.8%	81.7%
Non-GAAP gross margin	85.2%	85.9%	85.4%	86.0%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of operating expenses:
GAAP research and development expenses	$84,784	$86,489	$163,469	$175,552
Less - stock-based compensation and related payroll taxes	(29,774)	(26,550)	(53,750)	(54,437)
Non-GAAP research and development expenses	$55,010	$59,939	$109,719	$121,115

GAAP sales and marketing expenses	$132,534	$118,305	$258,856	$236,704
Less - stock-based compensation and related payroll taxes	(10,656)	(13,009)	(21,550)	(27,091)
Non-GAAP sales and marketing expenses	$121,878	$105,296	$237,306	$209,613

GAAP general and administrative expenses (1)	$71,122	$70,053	$137,893	$143,304
Less:
Stock-based compensation and related payroll taxes	(23,264)	(20,547)	(40,982)	(41,934)
Acquisition and integration-related expenses	—	(872)	—	(969)
Restructuring	—	—	92	—
Non-GAAP general and administrative expenses	$47,858	$48,634	$97,003	$100,401
___________________ (1) Provision for expected credit losses was included in general and administrative expenses during the three and six months ended December 31, 2023.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of operating loss:
GAAP operating loss	$(21,710)	$(67,674)	$(29,407)	$(124,320)
Add:
Depreciation and amortization (1)	18,168	23,462	38,274	47,401
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	66,348	62,552	121,119	128,536
Acquisition and integration-related expenses	—	872	—	969
Restructuring	—	25,091	(92)	25,091
Non-GAAP operating income	$62,806	$44,303	$129,894	$77,677
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income (loss):
GAAP net income (loss)	$33,548	$(40,421)	$42,460	$(68,282)
Add - GAAP provision for income taxes	45	1,666	1,314	2,189
Income (loss) before taxes	33,593	(38,755)	43,774	(66,093)
Add (less):
Depreciation and amortization (1)	18,168	23,462	38,274	47,401
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	66,348	62,552	121,119	128,536
Acquisition and integration-related expenses	—	872	—	969
Restructuring	—	25,091	(92)	25,091
Gain on debt extinguishment	(40,472)	—	(40,550)	—
Amortization of debt issuance costs	1,001	1,762	1,896	3,523
Non-GAAP net income before non-GAAP tax adjustments	78,638	74,984	164,421	139,427
Non-GAAP provision for income taxes (2)	(15,728)	(14,997)	(32,884)	(27,885)
Non-GAAP net income	$62,910	$59,987	$131,537	$111,542
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.33	$(0.38)	$0.41	$(0.64)
Add - GAAP provision for income taxes	0.00	0.02	0.01	0.02
Income (loss) before taxes	0.33	(0.36)	0.42	(0.62)
Add:
Depreciation and amortization (1)	0.18	0.21	0.37	0.45
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.63	0.59	1.16	1.20
Acquisition and integration-related expenses	—	0.01	—	0.01
Restructuring	—	0.24	—	0.24
Gain on debt extinguishment	(0.39)	—	(0.39)	—
Amortization of debt issuance costs	0.01	0.02	0.02	0.03
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.76	$0.71	$1.58	$1.31
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.70	$0.64	$1.48	$1.19
Less - Non-GAAP provision for income taxes	(0.15)	(0.14)	(0.32)	(0.26)
Non-GAAP net income per share attributable to common stockholders, basic	$0.61	$0.57	$1.26	$1.05
Non-GAAP net income per share attributable to common stockholders, diluted	$0.56	$0.51	$1.19	$0.95
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	103,102	105,914	104,394	106,350
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	104,480	105,914	107,718	106,350
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	111,919	116,712	110,840	117,471

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$78,716	$79,682	$167,298	$133,342
Purchases of property and equipment	(382)	(352)	(399)	(755)
Capitalization of internal-use software costs	(6,720)	(5,117)	(13,759)	(10,762)
Free cash flow	$71,614	$74,213	$153,140	$121,825

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	December 31, 2024	June 30, 2024
Remaining performance obligations to be recognized as revenue:
Over the next 1 year	$30,464	$30,225
Between 1 to 2 years	16,700	16,887
Thereafter	30,882	39,733
Total	$78,046	$86,845